Exhibit 21

Subsidiaries of Air Products and Chemicals, Inc.

The following is a list of the Company’s consolidating subsidiaries, as of 30 September 2014, except for certain subsidiaries of the Registrant which do not in the aggregate constitute a significant subsidiary as that term is defined in Rule 12b-2 under the Securities Exchange Act of 1934. This list does not include equity affiliate investments and cost investments.

UNITED STATES

All companies are incorporated in the State of Delaware unless otherwise indicated.

Registrant — Air Products and Chemicals, Inc.
Air Products and Chemicals, Inc. of Utah
Air Products (Rozenburg), LLC
Air Products Advanced Materials LLC
Air Products Asia, Inc.
Air Products Caribbean Holdings, Inc.
Air Products China, Inc.
Air Products Electronics LLC
Air Products Energy Enterprises, L.P.
Air Products Energy Holdings, Inc.
Air Products Europe, Inc.
Air Products Helium, Inc.
Air Products Hydrogen Company, Inc.
Air Products International Corporation
Air Products LLC
Air Products Manufacturing Corporation
Air Products Performance Manufacturing, Inc.
Air Products Trinidad Services, Inc.
APCI (U.K.), Inc.
APCI Ref-Fuel Company
DA Nano Materials LLC
Electron Transfer Technologies, Inc. (New Jersey)
EPCO Carbon Dioxide Products, Inc. (Illinois)
Escambia Chemical Corporation
Harvest Energy Technologies
Indura Holdings Colombia, LLC
J. C. Schumacher Company
Olin DNT Limited Partnership
Permea Inc.
Prodair Corporation
Pure Air Holdings Corp.
Pure Air on the Lake (I), Inc.
Pure Air on the Lake (IV), Inc.
Pure Air on the Lake, Limited Partnership
SCWC Corp.
Stockton CoGen (I), Inc.
The Former SR Manufacturers Inc.

ARGENTINA

Indura Argentina S.A.

AUSTRIA

Air Products Gesellschaft mbH

BAHRAIN

Air Products Bahrain W.L.L.

BELGIUM

Air Products Management S.A.
Air Products S.A.
Napro S.A.

BERMUDA

Asia Industrial Gas Company Ltd.

BRAZIL

Air Products Brasil Ltda.

CANADA
Air Products Canada Ltd./Prodair Canada Ltee

CHILE

Air Products Chile S. A.
Asesoria, Ingenieria e Inspecciones, Ltda
American Shoe S.A.
Centro Técnico Indura Limitada
Garmendia Macus S.A.
Inacui Transportes S.A.
Indura Inversiones Limitada
Indura S.A.
Indura Sociedad Comercial Limitada
Indura Soldaduras Continuas Limitada
International Services Ltd.
Inversiones Air Products Chile Limitada
Inversiones Air Products Holdings Limitada
M y H Comercial e Industrial Limitada
Oxigeno Medicinal Domiciliario Limitada
Servicios Indura Limitada

CHINA

Air Products (Cangzhou) Co., Ltd.
Air Products (Changsha) Co., Ltd.
Air Products (Hangjin Qi) Co., Ltd.
Air Products (Hong Kong) Co., Ltd.
Air Products (Jiangxi) Co., Ltd.
Air Products (Kunshan) Gases Co., Ltd.
Air Products (Ningbo) Hi-Tech Gases Co., Ltd.
Air Products (Shenyang) Gases Co., Ltd.
Air Products (Xia’men) Electronics Gases Co., Ltd.
Air Products (Zhongshan) Gases Co., Ltd
Air Products and Chemicals (Beijing) Distribution Co., Ltd.
Air Products and Chemicals (Changxing) Co., Ltd.
Air Products and Chemicals (Changzhou) Co., Ltd.
Air Products and Chemicals (Changzhi) Co., Ltd.
Air Products and Chemicals (Chengdu) Co., Ltd.
Air Products and Chemicals (China) Investment Co. Ltd.
Air Products and Chemicals (Chongqing) Co., Ltd.
Air Products and Chemicals (Dalian) Co., Ltd.
Air Products and Chemicals (Fuzhou) Co., Ltd.
Air Products and Chemicals (Guangzhou) Co., Ltd.
Air Products & Chemicals (Jiyuan) Onsite Gases Co., Ltd.
Air Products and Chemicals (Nanjing) Co., Ltd.
Air Products and Chemicals (Nanjing) Gases Co., Ltd.

Air Products and Chemicals (Nanjing) Specialty Amines Co., Ltd.
Air Products and Chemicals (Panjin) Gases Co., Ltd.
Air Products and Chemicals (Pengzhou) Co., Ltd.
Air Products and Chemicals (Putian) Co., Ltd.
Air Products and Chemicals (Qingdao) Co., Ltd.
Air Products and Chemicals (Shaanxi) Co., Ltd.
Air Products and Chemicals (Shaanxi Pucheng) Co., Ltd.
Air Products and Chemicals (Shanghai) Co. Ltd.
Air Products and Chemicals (Shanghai) Electronics Gases Co., Ltd.
Air Products and Chemicals (Shanghai) Gases Co., Ltd.
Air Products and Chemicals (Shanghai) Gases Production Co., Ltd.
Air Products and Chemicals (Shanghai) On-Site Gases Co., Ltd.
Air Products and Chemicals (Shanghai) Systems Co. Ltd.
Air Products and Chemicals (Shangluo) Co., Ltd.
Air Products and Chemicals (Shenzhen) Co., Ltd.
Air Products and Chemicals (Shenzhen) Gases Co., Ltd.
Air Products and Chemicals (Tangshan) Co., Ltd.
Air Products and Chemicals (Tianjin) Co., Ltd.
Air Products and Chemicals (Tongxiang) Co., Ltd.
Air Products and Chemicals (WuHu) Co., Ltd.
Air Products and Chemicals (WuXi) Gases Co., Ltd.
Air Products and Chemicals (WuXi) Co., Ltd.
Air Products and Chemicals (Xi’an) Co., Ltd.
Air Products and Chemicals (Xingtai) Co., Ltd.
Air Products and Chemicals (Xinxiang) Co., Ltd.
Air Products and Chemicals (Zhangjiagang) Co., Ltd.
Air Products and Chemicals (Zhuhai) Co., Ltd.
Air Products and Chemicals (Zibo) Co., Ltd.
Air Products and Chemicals (Guiyang) Co., Ltd.
Air Products (Yingkou) gases Co., Ltd.
Air Products and Chemicals (Yulin) Co., Ltd.
Air Products Huadong (Longkou) Co., Ltd.
Beijing AP BAIF Gas Industry Co., Ltd.
Chengdu Air and Gas Products Ltd.
CNOOC Air Products and Chemicals (Fujian) Co., Ltd.
Permea China, Ltd.
Red Point International (Shanghai) Co., Ltd.
Wuxi Hi-Tech Gas Co., Ltd.

COLUMBIA

Gases Industriales de Columbia S.A.
Gasproject S.A.
Indura Holdings LLC
Ingemedicas, Ltda
Lidergas Colombia S.A.
Lidergas Empresa de Servicios Tecnicos Ltda.

CZECH REPUBLIC

Air Products spol s.r.o.

ECUADOR

Indura Ecuador S.A.
Oximed SA (per P Dias and org chart)
Gasprodec SA (per P Dias and org chart)

EGYPT

Air Products Gases S.A.E.

FRANCE

Air Products SAS
Helap S.A.
Lida SAS
Prodair et Cie S.C.S.
Prodair S.A.S.
SAGA SAS
Soprogaz SNC
Union Mobiliere Industrielle S.A.R.L.

GERMANY

Air Products GmbH
Air Products Holdings GmbH
Air Products Performance Materials GmbH
Air Products Schluchtern GmbH
S. I. Q. Beteiligungs GmbH
Tyczka Industrie-Gase GmbH

INDIA

Prodair Air Products India Private Limited

INDONESIA

PT Air Products Indonesia

IRELAND

Air Products Ireland Limited

ISRAEL

Air Products Israel Ltd.
Gastel Limited

ITALY

Air Products Italia S.r.l.

JAPAN

Air Products Japan, Inc.
San-Apro Ltd.

KOREA

Air Products ACT Korea Limited
Air Products Electronics Materials Inc.
Air Products HYT Inc.
Air Products Korea Electronics, Inc.
Air Products Korea Inc.
Korea Industrial Gases, Ltd.

MALAYSIA

Air Products Malaysia Sdn Bhd
Air Products Shared Services Sdn. Bhd
Air Products Specialized Process Equipment SDN
Kulim Industrial Gases Sdn. Bhd.

MEXICO

Air Products and Chemicals de Mexico, S.A. de C.V.
Indura SA de C.V.
Promotora Mexcolom SA de C.V.

THE NETHERLANDS

Air Products Chemicals Europe B.V.
Air Products Holdings B.V.
Air Products Investments B.V.
Air Products Leasing B.V.
Air Products Nederland B.V.

NORWAY

Air Products A/S

PANAMA

Indura Panama S.A.

PERU

Indura Peru S.A.

POLAND

Air Products Polska Sp. z o.o.
Air Products Sp. z.o.o.
Roboprojekt Sp. z.o.o

PORTUGAL

Gasin II Unipessoal LDA

RUSSIA

Air Products O.O.O.
Air Products Gas O.O.O.

SINGAPORE

Air Products and Chemicals (S) Pte. Ltd.
Air Products Singapore Pte. Ltd.

SLOVAKIA

Air Products Slovakia s.r.o.

SPAIN

Air Products Iberica, S.L.
Air Products Investments Espana, S.L.
Air Products Services Europe, S.A.
Matgas 2000 A.I.E.
Oxigenol, S.A.
Sociedad Espanola de Carburos Metalicos S.A.

SWITZERLAND

Air Products Switzerland Sàrl

TAIWAN

Air Products San Fu Co., Ltd.
Air Products Taiwan Holdings Co., Ltd.

THAILAND

Air Products Asia (Technology Center) Ltd.

TRINIDAD AND TOBAGO

Air Products Unlimited
Caribbean Industrial Gases Unlimited
NMAP Services Unlimited

TURKEY

Air Products Gaz Sanayi vi Ticaret Limited

UKRAINE

Air Products Ukraine LLC

UNITED ARAB EMIRATES

Air Products Emirates Gas LLC
Air Products Gulf Gas LLC
Air Products Middle East FZE

URUGUAY

Indura Uruguay S.A.
Indura Soldaduras SL

UNITED KINGDOM

Air Products (BR) Limited
Air Products (Chemicals) Public Limited Company
Air Products (Chemicals) Teesside Limited

Air Products Electronics Advanced Materials Europe Limited
Air Products Group Limited
Air Products PLC
Air Products Renewable Energy Limited
Air Products (UK) Limited
Air Products Yanbu Limited
Anchor Chemical (UK) Limited
Ancomer Limited
Cryoservice Limited
Eurogas Calibration Services Limited
Prodair Services Limited
Protexeon Limited